As filed with the Securities and Exchange Commission on April 23, 2021	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EDESA BIOTECH, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
100 Spy Court Markham, Ontario, Canada (Address of principal executive offices)	L3R 5H6 (Zip Code)

Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan
(Full title of the plan)

Kathi Niffenegger
Chief Financial Officer
c/o Edesa Biotech, Inc.
100 Spy Court
Markham, Ontario, Canada L3R 5H6
(Name and address of agent for service)

(289) 800-9600
(Telephone number, including area code, of agent for service)

Copies to:

Jonathan Friedman, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403
(818) 444-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☒
Non-accelerated filer	☒	Accelerated filer	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Shares, no par value per share $0.001 per share	1,497,000(3)	$5.10	$7,634,700	$833

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions effected without the receipt of consideration.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $5.10, the average of the high and low reported sales prices of the Registrant’s common shares on the NASDAQ Capital Market on April 21, 2021.

(3)
Represents 1,497,000 shares reserved for issuance under the Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Edesa Biotech, Inc., a British Columbia corporation (the “Registrant”), relating to 1,497,000 common shares, no par value per share (the “Common Shares”), issuable under the Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan (the “Plan”), which Common Shares are in addition to the 1,153,147 Common Shares registered on the Registrant’s Form S-8 filed on January 28, 2020 (Registration No. 333-236121)(the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.
Incorporation of Documents by Reference

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

●
our Annual Report on Form 10-K for our fiscal year ended September 30, 2020 (filed on December 7, 2020);

●
our Quarterly Report on Form 10-Q for our fiscal quarter ended December 31, 2020 (filed on February 16, 2021);

●
our Current Reports on Form 8-K, dated February 2, 2021 (filed on February 3, 2021) (other than any portions thereof deemed furnished and not filed); dated February 25, 2021 (filed on February 26, 2021) and as amended by our Current Report on Form 8-K/A on February 25, 2021 (filed on February 26, 2021); dated March 16, 2021 (filed on March 22, 2021) and dated April 22, 2021 (filed on April 23, 2021); and

●
the description of our Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on November 3, 2015, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Registrant’s file number with the Commission is No. 001-37619.

Item 8.
Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Herewith

5.1	Opinion of Fasken Martineau Dumoulin LLP					X
10.1	Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan	8-K	001-37619	10.1	10/25/2019
10.2	Amendment No. 1 to Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan	8-K	001-37619	10.1	4/23/2021
23.1	Consent of Fasken Martineau Dumoulin LLP (included in Exhibit 5.1)					X
23.2	Consent of Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on signature page)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Province of Ontario, on April 23, 2021.

EDESA BIOTECH, INC. (Registrant)

By:	/s/ Michael Brooks
Michael Brooks
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints  Pardeep Nijhawan and Kathi Niffenegger, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Pardeep Nijhawan	Director, Chief Executive Officer and Corporate	April 23, 2021
Pardeep Nijhawan	Secretary (Principal Executive Officer)

/s/ Kathi Niffenegger	Chief Financial Officer	April 23, 2021
Kathi Niffenegger	(Principal Financial and Accounting Officer)

/s/ Lorin Johnson	Director	April 23, 2021
Lorin Johnson

/s/ Sean McDonald	Director	April 23, 2021
Sean McDonald

/s/ Frank Oakes	Director	April 23, 2021
Frank Oakes

/s/ Paul Pay	Director	April 23, 2021
Paul Pay

/s/ Carlo Sistilli	Director	April 23, 2021
Carlo Sistilli

/s/ Peter van der Velden	Director	April 23, 2021

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